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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-51363) pertaining to the Vencor, Inc. 1998 Incentive Compensation Plan; in the Registration Statement on Form S-8 (No. 333-51361) pertaining to the Vencor, Inc. 1998 Non-Employee Directors Stock Option Plan; in the Registration Statement on Form S-8 (No. 333-51359) pertaining to the Vencor Retirement Savings Plan; in the Registration Statement on Form S-8 (No. 333-64897) pertaining to the Vencor Retirement Savings Plan - additional shares; in the Registration Statement on Form S-8 (No. 333-61387) pertaining to the TheraTx Retirement Savings Plan; in the Registration Statement on Form S-8 (No. 333-61385) pertaining to the THC Retirement Savings Plan, of our report dated March 30, 2000 relating to the consolidated financial statements and financial statement schedule of Vencor, Inc., which appears in Vencor, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.



/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
March 30, 2000